Exhibit 5.2

Opinion of Davis Polk & Wardwell LLP

[Davis Polk & Wardwell LLP Letterhead]

October 12, 2011

Sterling Financial Corporation

111 North Wall Street

Spokane, WA 99201

Ladies and Gentlemen:

Sterling Financial Corporation, a Washington corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Form S-1”), File Number 333-169579 (the “Registration Statement”) on September 24, 2010, (1) as amended by Amendment No. 1 thereto filed on November 3, 2010 and by Amendment No. 2 thereto filed on November 8, 2010 and declared effective by the SEC on November 12, 2010, and (2) as subsequently amended by Post-Effective Amendment No. 1 thereto filed on June 8, 2011, Post-Effective Amendment No. 2 thereto filed on July 12, 2011, Post-Effective Amendment No. 3 thereto filed on August 4, 2011, Post-Effective Amendment No. 4 thereto filed on September 21, 2011, Post-Effective Amendment No. 5 thereto filed on October 3, 2011 and Post-Effective Amendment No. 6 thereto filed on the date hereof, all of which are post-effective amendments to the Form S-1 on Form S-3 filed by the Company to convert the Form S-1 into a registration statement on Form S-3. The Registration Statement was filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (a) 32,415,161 shares of common stock, having no par value per share (the “Common Stock”), of the Company, presently held and to be sold by certain selling shareholders listed in the Registration Statement (the “Selling Shareholders”) pursuant to the Registration Statement; (b) warrants to purchase 2,722,541 shares of Common Stock (the “Warrants”), presently held and to be sold by the Selling Shareholders; and (c) 2,722,541 shares of Common Stock to be issued to and sold by the Selling Shareholders upon exercise of the Warrants.

We, as the Company’s special counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that the Warrants constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In rendering the foregoing opinion, we have assumed the Warrants were duly authorized, executed and delivered by the Company under the laws of the State of Washington. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York. With respect to matters of Washington law, you have been delivered, and we understand that you have relied upon, the opinion of Witherspoon, Kelley, Davenport & Toole, P.S. dated the date hereof.

This opinion speaks as of the date first written above and as of the effective date of the Registration Statement, and we assume no obligation to provide you with any subsequent advice based on a change in law or otherwise.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. Please be advised that we consent to reliance by Witherspoon, Kelley, Davenport & Toole, P.S., as Washington counsel to the Company, on the opinion set forth herein, subject to the qualifications, limitations and assumptions set forth herein.

Very truly yours,

/s/ Davis Polk & Wardwell LLP